UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2013

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, the Board of Directors (the “Board”) of TigerLogic Corporation (the “Company”) accepted the resignation of Gerald F. Chew from the position of the Company’s Senior Vice President, Corporate and Product Development, effective July 31, 2013.  Mr. Chew will receive a lump sum separation payment in the amount of $20,000 in connection with this transition and will continue to serve as a director where he has served since joining the Company’s Board in 1998.  The Board wishes to acknowledge and thank Mr. Chew for his willingness to take on an operational role and contribute his experience and leadership to the Company.

ITEM 8.01  Other Events.

At the same time, the Board also appointed Thomas O’Keefe, 46, as the Company’s Senior Vice President, Mobile and Social, effective immediately, replacing James McDermott who left the Company to pursue other interests. Mr. O’Keefe joined the Company earlier this year as Senior Vice President of Sales and Services. Prior to joining the Company, he was Chief Revenue Officer at ShopIgniter, Inc.

In addition, the Board appointed Justin Garrity, 40, who joined the Company as part of the acquisition of Storycode, Inc., as the Company’s Senior Vice President, Product and Marketing, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: June 3, 2013	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer